                                                                   EXHIBIT 10.14

          TRIO-TECH
          ---------
         INTERNATIONAL



3 June 1999

Marketing & Sales Department                                       BY HAND
Jurong Town Corporation
Jurong Town Hall
301 Town Hall Road Singapore 609431


Dear Ms Lai Get Luan


ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT BLK 1004 TOA PAYOH NORTH #03-16 TO #03-17 TOA PAYOH INDUSTRIAL ESTATE SINGAPORE 318995

1. We refer to your letter of offer dated 13 May 1999 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions stipulated therein.

2.   We hereby enclose following as for an of confirmation of our acceptance :

     (i)     A cheque (cheque no. : SCB 132065) for the amount of S$ 2,778.20.

     (ii) A Banker's Guarantee for the amount of S$7,808.24 which will be forwarded to you by 7th June 99.

     (iii)   A copy of our RCB Certificate.

3. In addition, we also enclose herewith a duly completed GIRO authorisation form as requested by you for your information and record.


By: /s/ Lee Siew Kuan
------------------------------------------------
Name of authorised signatory : Mrs Lee Siew Kuan
Designation: Director Of Logistics
for and on behalf of:

TRIO-TECH INTERNATIONAL PTE LTD

In the presence of


By: /s/ Chong Siew Chang
-------------------------------
Name of witness: Chong Siew Chang
NRIC No: 6928801/D

LSK/ic-

JTC(L)3729/199/TEMP IALGUSN                          DID: 5688574
                                                     FAX: 5688593
                                                     Email: getluan@jtc.gov.sgw

13 May 1999

Trio-Tech International Pte Ltd
5 Kian Teck Rd                                       BY LUM
                                                     ------

Singapore 628765

(Attn: Ms Betty Ang)

Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1. We are pleased to offer a tenancy of the Premises subject to the following covenants, terms and conditions in this letter and in the annexed Memorandum of Tenancy ("the Offer") :

     1.01 Location:

          Pte Lot A455 I (h), Blk 1004 ("the Building"), Toa Payoh North #03-16 to #03-17 Toa Payoh Industrial Estate Singapore 318995 ("the Premises") as delineated and edged in red on the plan attached to the Offer.

     1.02 Term of Tenancy:

          3 years ("the Term") with effect from 01 August 1999 ("the Commencement Date").

     1.03 Tenancy Agreement:

          Upon due acceptance of the Offer in accordance with clause 2 of this letter, you shall have entered into a tenancy agreement with US ("the Tenancy") and will be bound by the covenants, terms and conditions thereof.

          In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the Memorandum of Tenancy, the relevant covenant, term or condition in this letter shall prevail.

     1.04 Area:

          Approximately 184.20 square metres (subject to survey).

                                                         Jurong Town Corporation

     1.05 Rent and Service Charge:

          (a) Discounted rate of $12.03 per square metres for so long as the Tenant shall occupy by way of tenancy an aggregate floor area of not less than 1,000 square metres in the Building or in the various flatted factories belonging to the Landlord, and

          (b) Normal rate of $12.40 per square metres with effect from the date the said aggregate floor area occupied is reduced to below 1,000 square metres (ie. when the discount shall be totally withdrawn),

               ("Rent") to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. I st of January, February, March, etc.). The next payment shall be made on 01 September 1999.

          Service charge:

          $2.10 per square metre per month, ("Service Charge") as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

     1.06 Security Deposit/Banker's Guarantee:

          You will at the time of acceptance of the Offer be required to place with us a deposit of $7,808.24 equivalent to 3 months' Rent (at the discounted rate) and Service Charge ("Security Deposit") as security against any breach of the covenants, terms and conditions in the Tenancy.

          The Security Deposit may be in the form of cash and/or acceptable Banker's Guarantee in the form attached (effective from 01 June 1999 to 31 January 2003) and/or such other form of security as we may in our absolute discretion permit or accept.

          The Security Deposit must be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker's Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

          If the Rent at the discounted rate is increased to the normal rate or Service Charge is increased or any deductions are made from the Security Deposit, you are to immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to 3 months' Rent and Service Charge.

     1.07 Mode of Payment:

          You have an existing account with us from which we will deduct the aforesaid payments. You are therefore not required to submit a duly completed GIRO form as part of the Mode of Acceptance herein unless you wish to have a separate GIRO account to meet the aforesaid payments.

     1.08 Permitted Use:

          (a) Subject to clause 1. 12 of this letter, you shall commence full operations within four (4) months of the Commencement Date for the purpose of IC testing, services and packing for semi-cofiductors industry only and for no other purpose whatsoever ("the Authorised Use").

          (b) Thereafter, you shall maintain full and continuous operations and use and occupy the whole of the Premises for the Authorised Use.

          (c) Subject to clauses (a) and (b) above, you shall use and occupy at least sixty percent (60%) of the gross floor area of the Premises for industrial activities and ancillary stores, and use and occupy the remaining gross floor area, if any, for offices, neutral areas, communal facilities and such other uses as may be approved in writing by us and the relevant governmental and statutory authorities PROVIDED THAT you shall not use and occupy the Premises for the purpose of commercial office and storage unrelated to the Authorised Use.

     1.09 Approvals

          The Tenancy is subject to approvals being obtained from the relevant government and statutory authorities.

     1.10 Possession of Premises:

          (a) Keys to the Premises will be given to you two (2) months prior to the Commencement Date subject to due acceptance of the Offer ("Possession Date").

          (b) From the Possession Date until the Commencement Date, you shall be deemed a licensee upon the same terms and conditions in the Tenancy.

          (c) if you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived ("Rent-Free Period"). Should you fail to so proceed, you shall

               (i)   remove everything installed by you;
               (ii) reinstate the Premises to its original state and condition; and
               (iii) pay us a sum equal to the prevailing market rent
                     payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction,

               without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.

     1.11 Preparation and Submission of Plans:

          (a) No alteration, addition, improvement, erection, installation or interference to or in the Premises or the fixtures and fittings therein is permitted without Building Control Unit [BCU(JTC)] prior written consent. Your attention is drawn to clauses 2.10 to
               2.19 and 2.34 of the Memorandum of Tenancy.

          (b) You will be required to prepare and submit floor layout plans of your factory and plans of the air-conditioning works in accordance with the terms of the tenancy and the 'Guide' attached. It is important that you should proceed with the preparation and submission of the plans in accordance with the procedures set out in the said 'Guide'.

          (c) Should there be alteration of existing automatic fire alarm and sprinkler system installation, alteration plans shall be submitted to Building Control Unit [BCU(JTC)] for approval on fire safety aspects. All air-conditioning, fire alarm & sprinkler system plans must be signed by a relevant Professional Engineer, registered with the Professional Engineers Board of Singapore.

          (d) Upon due acceptance of the Offer, a copy of the floor and elevation plans (transparencies) will be issued to you to assist in the preparation of the plans required herein.

          (e) No work shall commence until the plans have been approved by Building Control Unit [BCU(JTC)].

     1.12 Final inspection:

          You shall ensure that final inspection by us of all installations is carried out and our approval of the same is obtained before any operations in the Premises may be commenced.

     1.13 Special Conditions:

          1 You shall comply and ensure compliance with the following restrictions:

          (a)  maximum loading capacity of the goods lifts in the Building; and

          (b) maximum floor loading capacity of 15.00 kiloNewtons per square metre of the Premises on the 3rd storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

          We shall not be liable for any loss or damage that you may suffer from any subsidence or cracking of the ground floor slabs and aprons of the Building.

                 2   Option for renewal of tenancy:
                     ------------------------------
                     (a) You may within 3 months before the expiry of the Term make a written request to us for further term of tenancy.

                     (b) We may grant you a further term of tenancy of the Premises upon mutual terms to be agreed between you and us subject to the following:

                          (i) there shall be no breach of your obligations at the time you make your request for a further term;

                          (ii) our determination of revised rent, having regard to the market rent of the Premises at the time of granting the further term, shall be final;

                          (iii) we shall have absolute discretion to determine such covenants, terms and conditions, but excluding a covenant for renewal of tenancy; and

                          (iv)   there shall not be any breach of your
                                 obligations at the expiry of the Term.

2.   Mode of Acceptance:

     .    The Offer shall lapse if we do not receive the following by 27 May
          1999:-

     . Duly signed letter of acceptance (in Duplicate) of all the covenants, terms and conditions in the Tenancy in the form enclosed at the Appendix. (Please date as required in the Appendix)

     .    Payment of the sum set out in clause 4.

     .    Duly completed GIRO authorization form (if any).

 3. Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if the said other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against US.

4.   The total amount payable is as follows:

--------------------------------------------------------------------------------------------------------
                                                            AMOUNT                             +3 % GST
--------------------------------------------------------------------------------------------------------
Rent:
-----

Rent at $12.03 psm per month on
184.20 sqm for period 01 August 1999
to 31 August 1999                                     $    2,215.93

Less:
6.6% Property tax rebate on rental value
(01/07/1998 to 30/06/2000)                            $      146.25
                                                      -------------
                                                      $    2,069.68

--------------------------------------------------------------------------------------------------------
Service Charge:
---------------

Service Charge at $2.10 psm per
month on 184.20 sqm for period
01 August 1999 to 31 August 1999                      $      386.82     $     2,456.50     $       73.70
                                                      -------------
--------------------------------------------------------------------------------------------------------
Deposit equivalent to three months' rent
and service charge (or Banker's
Guarantee provided in accordance with
sub-paragraph 1.06 above)                                               $     7,808.24

--------------------------------------------------------------------------------------------------------

Stamp fee payable on Letter of
Acceptane which will be stamped by
JTC on your behalf                                                      $       248.00
--------------------------------------------------------------------------------------------------------


   Sub-Total Payable                                                    $    10,512.74     $       73.70
--------------------------------------------------------------------------------------------------------

Add: 3 % GST                                                            $        73.70
                                                                        --------------
--------------------------------------------------------------------------------------------------------

Total Amount Payable                                                    $    10,586.44
                                                                        --------------
--------------------------------------------------------------------------------------------------------

5.   Rent-Free Period:

     As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in clause 1. 1 0(c) of this letter.

6.   Variation to the Tenancy

     This letter and the Memorandum of Tenancy constitute the full terms and conditions governing the Offer and no terms or representation or otherwise, whether express or implied, shall form part of the Offer other than what is contained herein. Any variation, modification, amendment, deletion, addition or otherwise of the covenants, terms and conditions of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us.

7.   Car-Parking Scheme:

     (a) The car park for Blk 1004 is currently managed by a Tenants' Committee and you will:

          (i) have to contribute towards all the operational and management costs, if any, incurred in connection with the car parks;

          (ii) observe and be bound by all the rules and regulations governing the use and operation of the car park. A copy of the Tenant Committeds current rules and regulations is obtainable
                                                                 -------------
                 from the Tenants' Committee. You are required to contact:

                Ms Susan Ng
                Wilson Parking (S) Pte Ltd
                32 Sultan Centre
                Singapore 198480
                Tel No: 2966600

                a member of the Committee, on your use of the car park.

     (b) The Corporation shall not be liable for any loss, damage, injury, liabilities, claim or action you may sustain or suffer in the use of the car park and the tenants shall fully indemnify the Corporation against any loss, claims, penalties, demands, damage arising from the private management and operations of the car park by the tenants.

8.   Application for Approvals, Utilities etc.

     Upon your acceptance of the covenants, terms and conditions of the Offer, you are advised to proceed expeditiously as follows:

     8.01 Preliminary Clearance:

          Comply with the requirements of the Chief Engineer (Central Building Plan Unit), Pollution Control Department and/or other departments pursuant to your application/s for preliminary clearance. (Please note that we have referred your application to the relevant department/s)

     8.02 Discharge of Trade Effluence:

          Complete the attached Application for Permission to Discharge Trade Effluent into Public Sewer and return the application form direct to the Head, Pollution Control Department, Ministry of Environment, Environment Building, 40 Scotts Road. Singapore 228231 (Telephone No. 7327733).

     8.03 Electricity:

          Engage a registered electrical consultant or competent contractor to submit three sets of electrical single-line diagrams to and in accordance with the requirements of our Property Support Department
          (PSD), Customer Services Group, JTC East Zone Office for endorsement before an application is made to the Power Supply Pte Ltd to open an account for electricity connection. Please contact our Property Support Department (PSD) at Blk 25 Kallang Avenue #05-01 Kallang Basin Industrial Estate Singapore 339416 direct for their requirements.

     8.04 Water:

          Submit four copies of sketch plans, prepared by a licensed plumber, showing the section and layout of the plumbing, to our Building Control Unit [BCU(JTC)] for approval prior to the issue of a letter to Water Conservation Department Public Utilities Board to assist you in your application for a water sub-meter.

     8.05 Telephone:

          Apply direct to Singapore Telecommunications Ltd for all connections.

     8.06 Automatic Fire Alarm System (Incorporating Heat Detector)

          Engage a registered electrical consultant/professional engineer to submit two sets of fire alarm drawings, indicating the existing fixtures if any, the proposed modifications of the fire alarm and the layout of machinery, etc to and in accordance with the requirements of our Building Control Unit [BCU(JTC)]. Please contact our Building Control Unit [BCU(JTC)] at 301 Jurong Town Hall Road (3rd level) Singapore 609431 direct for further requirements.

     8.07 Factory Inspectorate

          Complete and return direct to Chief Inspector of Factories the attached form, "Particulars to be submitted by occupiers or Intending Occupiers of Factories".



Yours faithfully


 By: /s/ Lai Get Luan
 --------------------
LAI GET LUAN (Ms)
MARKETING & SALES DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JURONG TOWN CORPORATION
Attd